UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 6, 2014

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2014, Potash Corporation of Saskatchewan, Inc. announced that, effective July 1, 2014, (1) William J. Doyle will resign from his current positions as PotashCorp’s president and chief executive officer, assume a new role as senior advisor to PotashCorp and retire on June 30, 2015 and (2) Jochen Tilk will become PotashCorp’s president and chief executive officer. Mr. Tilk, age 50, was the president, chief executive officer and member of the board of directors of Inmet Mining Corporation from 2009 until Inmet was acquired by another company earlier this year. He held various other executive positions with Inmet since 1999. A copy of PotashCorp’s April 6, 2014 press release is furnished as Exhibit 99.1 this report.

Mr. Tilk’s compensation and benefits will be: (1) an initial annual base salary of CAD $1.0 million, (2) participation in (x) PotashCorp’s short-term incentive program with a target award equal to 100 % of his base salary and (y) in lieu of any signing bonus or participation in PotashCorp’s long-term incentive plans for the 18 months ending December 31, 2015, an incentive award payable in restricted stock, restricted stock units or deferred stock units (at Mr. Tilk’s election prior to July 1, 2014) initially valued at CAD $7.5 million (based on the average market price of PotashCorp common stock during the 20 trading days prior to July 1, 2014), subject to three-year vesting and achievement of individual and company-wide performance metrics to be determined by the compensation committee of PotashCorp’s board of directors and applicable to the 18-month period ending December 31, 2015, (3) severance benefits equal to (x) one times his annual salary plus target bonus, plus benefits for one year, if Mr. Tilk is terminated without cause prior to December 31, 2014 and (y) two times his annual salary plus target bonus, plus benefits for two years, if Mr. Tilk is terminated without cause after December 31, 2014, and (4) a double-trigger change-in-control severance benefit in an amount to be mutually determined by June 30, 2014. Mr. Tilk will also participate in the PotashCorp’s retirement plan, a new supplemental defined contribution plan intended to be competitive with the retirement benefits provided to executives in Canada at the median level and other benefit arrangements generally available to PotashCorp executives. The documentation providing for these arrangements is expected to be finalized by June 30, 2014.

Mr. Doyle will continue to receive his current compensation and benefits, except that his performance goals will be modified to include CEO transition matters.

The section of PotashCorp’s 2014 proxy circular entitled “Compensation” filed as Exhibit 99(A) to the PotashCorp Annual Report on Form 10-K for the year ended December 3, 2013 is incorporated herein by reference. There are no family relationships or related-party transactions between PotashCorp and Mr. Tilk within the meaning of Items 401(d) or 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	April 6, 2014 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: April 8, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	April 6, 2014 press release.